EXHIBIT 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES www.duanemorris.com	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS SOUTH JERSEY SYDNEY MYANMAR ALLIANCES IN MEXICO

October 10, 2025

United States Antimony Corporation

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

Ladies and Gentlemen:

We have acted as special counsel to United States Antimony Corporation, a Texas corporation (the “Company”), in connection with (i) the proposed issuance and sale of up to 2,377,657 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to that certain Securities Purchase Agreement dated October 10, 2025 by and between the Company and the purchaser party thereto (the “Agreement”) and (ii) the preparation and filing of the prospectus supplement, dated October 10, 2025 (the “Prospectus Supplement”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), to the base prospectus dated April 24, 2025 (as supplemented by the Prospectus Supplement, the “Prospectus”), that constitutes part of the Company’s Registration Statement on Form S-3 (File No. 333-284057) (as amended and supplemented, the “Initial Registration Statement”), initially filed by the Company with the Commission on December 27, 2024 and declared effective on April 24, 2025, and the related Registration Statement on Form S-3MEF (File No. 333-290812), filed by the Company with the Commission on October 10, 2025 pursuant to Rule 462(b) under the Securities Act, which became automatically effective upon filing (the “462(b) Registration Statement” and together with the Initial Registration Statement, the “Registration Statement”), which relates to the registration under the Securities Act of the Shares.  This opinion is being rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the Prospectus, (iii) the Agreement, (iv) the Company’s Certificate of Formation and Bylaws, (v) certain resolutions of the Company’s Board of Directors approving the Registration Statement, the Prospectus, and the issuance of the Shares pursuant to the Agreement and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901

United States Antimony Corporation

October 10, 2025

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are true, accurate and complete in all material respects, (vi) that each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vii) that the Registration Statement, and any amendments thereto (including, as applicable, all necessary post-effective amendments thereto), will remain effective under the Securities Act and comply with all applicable laws, (viii) that all Shares will be sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including post-effective amendments) and the Prospectus, and that all applicable provisions of the securities laws of the various jurisdictions in which the Shares may be offered and sold will have been complied with, and (ix) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and have not performed or had performed any independent research or investigation of public records as to the facts set forth therein and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered by the Company in accordance with the terms of the Agreement and upon receipt by the Company of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

                The opinions expressed herein are limited to the Texas Business Organizations Code (collectively, the “Applicable Laws”).  No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) the State of Texas other than the Applicable Laws or (ii) any jurisdiction other than the State of Texas, whether in any such case applicable directly or through the Applicable Laws.  We express no opinion regarding any federal or state securities laws or regulations or as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change.  Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.  These opinions are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter may be relied upon by the Company and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act and cannot be relied upon for any other purpose.  We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Duane Morris LLP

DUANE MORRIS LLP
1300 POST OAK BOULEVARD, SUITE 1500, HOUSTON, TX 77056-3166	PHONE: 713.402.3900 FAX: 713.402.3901